EXHIBIT 23.3


                         CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of The First American Financial Corporation of our report dated February 9, 1998 relating to the financial statements of The First American Financial Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Costa Mesa, California
May 18, 1998